Exhibit 15.3

26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

April 28, 2026

To:

Ascentage Pharma Group International (the “Company”)

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

68 Xinqing Road

Suzhou Industrial Park

Suzhou, Jiangsu

China

Dear Sir/Madam,

We consent to the references to our firm under the headings “Item 3. Key Information——C. Risk Factors—Risks related to doing business in the PRC” and “Item 10. Additional Information—E. Taxation—Material People’s Republic of China taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) on April 28, 2026.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the rules and regulations of the promulgated thereunder.

Yours faithfully,

/s/ JunHe LLP

JunHe LLP